EXLEY Upgrades Server Capacity to Meet Skyrocketing User Demand

MIAMI, FL – March 13, 2014 – EXLEY Media Inc., a subsidiary of QUINT Media Inc. (OTCQB: QUNI), today announced that it has increased the server capacity for its lifestyle and celebrity news channel, EXLEY. The upgrade was required because of a surge in user demand, which at times exceeded the site’s capacity to handle thousands of simultaneous visitors. With the upgrade, EXLEY is now able to welcome more than 10,000 users per second.

“We are very pleased with our growth rates but never expected spikes as dramatic as those we’ve seen this week,” said Tino Dietrich, CEO of EXLEY Media. “Our viral content and strategic social marketing are rapidly accelerating the adoption of EXLEY as a community.”

The EXLEY hardware upgrade comes on the heels of a planned software update, with version 2.0 intended to improve the user experience and transform the way consumers engage with online content. Among the new features, EXLEY plans to provide content creators with unfiltered global reach and offer consumers the unrestricted ability to respond and engage with the site’s content.

“Stories can ignite like wildfire across the web, but there is no secret formula to making content viral. It’s just mass appeal coupled with a great publishing platform that gives users the ability to share,” added Tino Dietrich. “It is exciting that EXLEY has achieved such a significant boost in traffic in its early days. We are pleased to have added capacity to handle increased volume in the future so that we can continue working to drive passionate, repeat-user activity and significantly heighten consumer engagement.”

The EXLEY application is available via the iTunes App Store and Google Play. EXLEY is also available through any mobile browser on smartphones and tablets, and via desktop and laptops at www.GetExley.com.

About EXLEY Media Inc.

EXLEY Media Inc., a subsidiary of QUINT Media Inc., is the owner and operator of EXLEY (www.GetExley.com). EXLEY is a mobile application designed to fit the world’s largest newsroom in the palm of your hand. With it, anyone is enabled to become an influential social columnist or media giant by creating and sharing digital scoops. Audiences can easily discover and then consume this content in 30 seconds or less. Followers, friends and likes are deemphasized – instead, EXLEY is all about you, your interests and location.

About QUINT Media Inc.

QUINT Media Inc. (www.quintmediainc.com) is a digital media company founded to connect people with content relating to their passions, interests, and each other. Supported by proprietary technology and a team of international experts, QUINT is working to lead the digital content shift and monetize its traffic and user activity. QUINT is a publicly traded corporation quoted as QUNI.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, objectives, expectations or intentions regarding the future. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning EXLEY Media’s intent to improve user experience and transform the way consumers engage with online content, that EXLEY plans to provide content creators with unfiltered global reach and offer consumers the unrestricted ability to respond and engage with the site’s content, that EXLEY Media can continue working to drive passionate, repeat-user activity and significantly heighten consumer engagement. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of QUINT, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that QUINT cannot execute its business plan for lack of capital or other resources, as well as the risks described in the periodic disclosure documents filed on EDGAR by QUINT. Any of these risks could cause QUINT or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, QUINT does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

Investor Relations
Toll-free: 1-855-90-QUINT (1-855-907-8468)
Outside North America: +1 (416) 489-0092
Email: ir@quintmediainc.com
www.quintmediainc.com